Exhibit 15

November 7, 2003

Accountants’ Acknowledgment

     We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-41379 and No. 333-45524 and No. 333-101289) of OptimumCare Corporation of our report dated November 7, 2003 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

/s/ Lesley, Thomas, Schwarz & Postma, Inc.
A Professional Accountancy Corporation Newport Beach, California